Exhibit 21

PPG INDUSTRIES, INC.

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

December 31, 2003

Significant subsidiaries included in the 2003 consolidated financial statements of the Company are:

Percentage of Voting Power
United States:
Pinetree Stockholding Corporation – Delaware	100%
PPG Architectural Finishes, Inc. – Delaware	100
PPG Auto Glass, LLC – Delaware	66
PPG Industries Fiber Glass Products, Inc – Delaware	100
PPG Industries International, Inc.– Delaware	100
PPG Industries Ohio, Inc. – Delaware	100
PPG Industries Securities, Inc. – Delaware	100
PRC-DeSoto International, Inc. – California	100
The CEI Group, Inc. – Pennsylvania	60
Transitions Optical, Inc. – Delaware	51

Canada:
PPG Canada Inc. – Canada	100

Europe:
Bellaria S.p.A.– Italy	60
Hoba Lacke und Farben GmbH – Germany	100
PPG Coatings BV – The Netherlands	100
PPG Coatings S.A. – France	100
PPG Holdings (U.K.) Limited – United Kingdom	100
PPG Holdings B.V. – The Netherlands	100
PPG Holding SAS – France	100
PPG Iberica, S.A. – Spain	67
PPG Industries (U.K.) Limited – United Kingdom	100
PPG Industries Chemicals B.V. – The Netherlands	100
PPG Industries Fiber Glass B.V. – The Netherlands	100
PPG Industries France SAS – France	100
PPG Industries Italia S.r.l. – Italy	100
PPG Industries Kimya a Sanayi ve Ticaret Anonim Sirketi – Turkey	100
PPG Industries Lacke GmbH – Germany	100
PPG Industries Lackfabrik GmbH – Germany	100
PPG Luxembourg Finance S.àR.L. – Luxembourg	100
PPG Luxembourg Holdings S.àR.L. – Luxembourg	100
PPG Industries Poland Sp. Z.o.o. – Poland	100
PPG Optical Holdings Ireland – Ireland	100
PPG Sipsy – France	100
Transitions Optical Holdings B.V.– The Netherlands	51
Transitions Optical Limited – Ireland	51

Asia/Pacific:
PPG Coatings (Hong Kong) Co. Limited – Hong Kong	70
PPG Coatings (Malaysia) Sdn.Bhd. – Malaysia	100
PPG Coatings (Tianjin) Co., Ltd. – China	70
PPG Coatings (Thailand) Co., Ltd – Thailand	100
PPG Industries Australia PTY Limited – Australia	100
PPG Industries New Zealand Limited – New Zealand	100
PPG Industries (Singapore) Pte., Ltd. – Singapore	100
PPG Japan Ltd. – Japan	100
PPG Packaging Coatings (Suzhou) Co., Ltd – China	90
Taiwan Chlorine Industries Ltd. – Taiwan	60
Transitions Optical Philippines, Inc. – Philippines	51

South America:
PPG Industrial do Brasil Limitada – Brazil	100
PPG Industries Argentina S.A. – Argentina	100

Mexico:
PPG Industries de Mexico, S.A. de C.V. – Mexico	100